UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) March 30, 2010 (March 24, 2010)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd.
Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
Item 2.06 Material Impairments
This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Commercial Metals Company (the “Company”) on March 1, 2010 (the “Original 8-K”), disclosing the Company’s plans to exit the joist and deck business. At the time the Original 8-K was filed, the Company was unable to provide a good faith estimate of the amount or range of amounts of the costs and losses on a specific categorical basis associated with the Company’s exit of the joist and deck business. Since the filing of the Original 8-K, the Company has been able to determine such range of amounts, and this Current Report on Form 8-K/A is being filed to disclose the estimated amount of each major type of cost as required by Items 2.05 and 2.06 of Form 8-K.
As a result of the Company’s decision to exit the joist and deck business, the Company recorded after-tax costs and losses relating to impairment of fixed assets and intangibles, severance, inventory valuation, operation losses and other closing costs of approximately $38 million. Of the after-tax costs, $19 million relate to non-cash impairment charges of fixed assets (net of estimated proceeds upon a potential sale of the business), goodwill and other intangibles and $6 million relate to one-time employee termination severance and contract termination costs. All such costs are reflected as discontinued operations in the second fiscal quarter of 2010.
Future cash outlays related to the exit of the joist and deck business which relate only to one-time employee termination severance and contract termination costs are expected to be approximately $13 million of which we expect to incur approximately $3 million in additional after-tax charges related to such costs.
Forward-Looking Statements
This Current Report on Form 8-K/A contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, with respect costs associated with exiting the joist and deck business. These forward-looking statements can generally be identified by phrases such as we or our management “expects,” “anticipates,” “believes,” “estimates,” “intends,” “plans to,” “ought,” “could,” “will,” “should,” “likely,” “appears,” “projects,” “forecasts,” “outlook” or other similar words or phrases. There are inherent risks and uncertainties in any forward-looking statements. Variances will occur and some could be materially different from our current opinion. Developments that could impact our expectations include the factors described or referenced in the Company’s Form 10-K for the year ended August 31, 2009 or subsequent SEC filings. You should not place undue reliance on these forward-looking statements, which reflect our opinions as of the date of this Current Report. We undertake no obligation to publicly release any revisions to the forward-looking statements after the date of this document.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: March 30, 2010	By:	/s/ William B. Larson
		Name:	William B. Larson
		Title:	Senior Vice President and Chief Financial Officer